Exhibit 99

GE Board of Directors Plans to Reduce Quarterly Dividend
to $.10 per Share Starting in the Second Half of 2009

Fairfield, Conn., February 27, 2009 --The Board of Directors of General Electric Company (NYSE:GE) today authorized a plan to reduce the Company’s quarterly dividend to $.10 from $0.31 per outstanding share of the Company's common stock, effective for the second half of 2009.  This decision will preserve approximately $9 billion for the Company on an annualized basis.

“We recognize the importance of the dividend to our shareholders and the significance of this decision, but we believe it is the right precautionary action at this time to further strengthen our Company for the long-term, while still providing an attractive dividend,” GE Chairman and CEO Jeff Immelt said.

“The revised dividend is competitive and reflects what we believe is an appropriate payout in today’s market,” Immelt said.  “The Company continues to execute well and generate strong cash flow, even in this tough environment.  We have achieved all of our capital and liquidity goals ahead of plan, including lower commercial paper, reduced leverage ratios and solid debt funding.”

“We have made tremendous progress in strengthening GE’s balance sheet to ensure that the Company is well-capitalized and with access to ample liquidity,” Immelt said.  “At the February 6 Board meeting, we announced we would evaluate the dividend for the second half of 2009 in light of current market conditions.  After extensive review, we have determined that reducing the dividend, while still maintaining it at a competitive level, is a prudent measure to further enhance our balance sheet and provide us with additional flexibility for potential future opportunities.  With these actions and the others we have taken to keep the Company safe and secure, we currently do not have any plans to raise more equity.”

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GE (NYSE: GE) is a diversified infrastructure, finance and media company taking on the world’s toughest challenges. From aircraft engines and power generation to financial services, medical imaging, and television programming, GE operates in more than 100 countries and employs more than 300,000 people worldwide. For more information, visit the company's Web site at www.ge.com.

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Caution Concerning Forward-Looking Statements:
This document contains “forward-looking statements”- that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” believe,” “seek,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For us, particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include: the severity and duration of current economic and financial conditions, including volatility in interest and exchange rates, commodity and equity prices and the value of financial assets; the impact of U.S. and foreign government programs to restore liquidity and stimulate national and global economies; the impact of conditions in the financial and credit markets on the availability and cost of GE Capital’s funding and on our ability to reduce GE Capital’s asset levels and commercial paper exposure as planned; the impact of conditions in the housing market and unemployment rates on the level of commercial and consumer credit defaults; our ability to maintain our current credit rating and the impact on our funding costs and competitive position if we do not do so; the soundness of other financial institutions with which GE Capital does business; the adequacy of our cash flow and earnings and other conditions which may affect our ability to maintain our quarterly dividend at the current level; the level of demand and financial performance of the major industries we serve, including, without limitation, air and rail transportation, energy generation, network television, real estate and healthcare; the impact of regulation and regulatory, investigative and legal proceedings and legal compliance risks; strategic actions, including acquisitions and dispositions and our success in integrating acquired businesses; and numerous other matters of national, regional and global scale, including those of a political, economic, business and competitive nature. These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements.  We do not undertake to update our forward-looking statements.

Media Contact:
Russell Wilkerson, 203.373.3193 (office); 203.581.2114 (mobile)
russell.wilkerson@ge.com

Investor Contact:
Trevor Schauenberg, 203.373.2468 (office)
trevor.schauenberg@ge.com

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